400 Cross Pointe Boulevard P.O. Box 628 Evansville, IN 47704-0628 812.428.6500 Fax 812.428.6545 www.bdkd.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 5, 2010, on our audits of the consolidated financial statement and financial statement schedules of American Community Bancorp, Inc. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Evansville, Indiana
October 8, 2010